Exhibit 10.5

FORM OF TALEN ENERGY CORPORATION 2015

STOCK INCENTIVE PLAN

1. Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees, directors or other service providers and to motivate such employees, directors or other service providers to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, directors or other service providers will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2. Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) Act: The Securities Exchange Act of 1934, as amended, or any successor statute thereto.

(b) Affiliate: With respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with such Person or any other Person designated by the Committee in which any Person has an interest.

(c) Award: An Option, Stock Appreciation Right, Other Stock-Based Award or Performance-Based Award granted pursuant to the Plan.

(d) Board: The Board of Directors of the Company.

(e) Change in Control: The occurrence of any of the following events:

(i) any Person or Group, other than a Permitted Holder, is or becomes the “beneficial owner” (as defined in rules 13d-3 and 13d-5 under the Act), directly or indirectly, of more than 30% of the total voting power of the voting stock of the Company (or any entity which controls the Company) within a 12-month period, including by way of merger, consolidation, tender or exchange offer, or otherwise;

(ii) a reorganization, recapitalization, merger or consolidation (a “Corporate Transaction”) involving the Company, unless securities representing 70% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the Person or Persons who were the “beneficial owners” of the outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction;

(iii) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any Person or Group other than the Permitted Holders; or

(iv) during any period of 12 months, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareowners of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office.

(f) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto, and the regulations and guidance promulgated thereunder.

(g) Committee: The Compensation, Governance and Nominating Committee of the Board (or a subcommittee thereof), or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan.

(h) Company: Talen Energy Corporation, a Delaware corporation.

(i) Company Group: The Company and its Affiliates.

(j) Disability: Unless otherwise agreed by the Company (or any of its Affiliates) in a written employment agreement or employment letter with such Participant, or as specified in an Award Agreement, “Disability” shall have the meaning of such term as set forth in Section 409A of the Code. The Disability determination shall be in the sole discretion of the Committee.

(k) Effective Date: The date the Board approves the Plan, or such later date as is designated by the Board.

(l) Employment: The term “Employment” as used herein shall be deemed to refer to (i) a Participant’s employment, if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s services, if the Participant is another form of service provider to the Company or any of its Affiliates and (iii) a Participant’s services as a non-employee director, if the Participant is a non-employee member of the Board or the board of directors of an Affiliate; provided, however, that unless otherwise determined by the Committee, a change in a Participant’s status from employee to non-employee shall constitute a termination of employment hereunder.

(m) Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the closing price of the Shares as reported on such date on the composite tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or if the Shares are not listed or admitted on any national securities exchange but are quoted on an inter-dealer quotation system, the final ask price of the Shares on such system on such date, or, if no sale of Shares shall have been reported on the composite tape of any national securities exchange or quoted on an inter-dealer quotation system on such date, then the closing price or final ask price on the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the fair market value of the Shares as determined by the Committee in good faith.

(n) Group shall mean “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Act.

(o) ISO: An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

(p) Option: A stock option granted pursuant to Section 6 of the Plan.

(q) Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

(r) Other Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan.

(s) Participant: An employee, director or other service provider of the Company or any of its Affiliates who is selected by the Committee to participate in the Plan.

(t) Performance-Based Awards: Certain Other Stock-Based Awards granted pursuant to Section 9 of the Plan.

(u) Permitted Holder: Any of the following: (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareowners of the Company in substantially the same proportions as their ownership of stock of the Company.

(v) Person shall mean “person”, as such term is defined in Section 3(a)(9) of the Act; provided that references to “Person” within the defined term “Change in Control” shall mean a “person” as defined in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) of the Act.

(w) Plan: The Talen Energy Corporation 2015 Stock Incentive Plan, as it may be amended from time to time.

(x) Service Recipient: The Company or any Affiliate of the Company that satisfies the definition of “service recipient” within the meaning of Treasury Regulation Section 1.409A-1 (or any successor regulation), with respect to which the person is a “service provider” within the meaning of such Treasury Regulation Section 1.409A-1 (or any successor regulation).

(y) Shares: Shares of common stock of the Company.

(z) Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

(aa) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3. Shares Subject to the Plan

Subject to Section 10, the total number of Shares which may be issued under the Plan is [                ] and the maximum number of Shares for which ISOs may be granted is [                ]. Additionally, subject to Section 10, the maximum number of Shares for which Options or Stock Appreciation Rights may be granted during a fiscal year to any Participant shall be [                ]. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. If Shares are not issued or are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such Shares will not be added back to the aggregate number of Shares with respect to which Awards may be granted under the Plan, but rather will count against the aggregate number of Shares with respect to which Awards may be granted under the Plan. When an Option or Stock Appreciation Right is granted under the Plan, the number of Shares subject to the Option or Stock Appreciation Right will be counted against the aggregate number of Shares with respect to which Awards may be granted under the Plan as one Share for every Share subject to such Option or Stock Appreciation Right, regardless of the actual number of Shares (if any) used to settle such Option or Stock Appreciation Right upon exercise. Shares which are subject to Awards which terminate or lapse without the payment of consideration may be granted again under the Plan.

4. Administration

(a) The Plan shall be administered by the Committee; provided, however, that the Board may, in its sole discretion, take any action delegated to the Committee under this Plan as it may deem necessary for the effective administration of this Plan. The Committee may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto), “independent directors” within the meaning of the New York Stock Exchanges listed company rules and “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto), to the extent such qualification requirements apply in connection with the contemplated Award grant. Additionally, the Committee may delegate the authority to grant Awards under the Plan to any employee or group of employees of the Company or an Affiliate; provided that (i) such delegation and grants are consistent with applicable law and guidelines established by the Board from time to time and (ii) no such delegation shall be permitted with respect to grants of Awards to Participants who are executive officers of the Company or its Affiliates or members of the Company’s Board.

(b) The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan (including, without limitation, designating Participants, determining the type or types of Awards and determining the number of Shares to be covered by Awards) and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan.

(c) In each case subject to Section 16, the Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan, and may delegate such authority, as it deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

(d) The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award and the Company or any of its Subsidiaries shall have the right and is authorized to withhold any applicable withholding taxes in respect to the Award, its exercise or any payment or transfer under or with respect to the Award and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. To the extent permitted by the Committee, the Participant may elect to pay a portion or all of such withholding taxes by (i) delivery of Shares, provided that such Shares have been held by the Participant for more than six (6) months (or such other period as established by the Committee from time to time in order to avoid adverse accounting treatment applying generally accepted accounting principles) or (ii) with respect to minimum withholding amounts only, having Shares with a Fair Market Value equal to the amount of such withholding taxes withheld by the Company from any Shares that would have otherwise been received by the Participant (i.e., through a “net settlement” of such minimum tax withholding due).

5. Limitations

No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6. Terms and Conditions of Options

Options granted under the Plan shall be non-qualified stock options unless specifically identified as an ISO (as defined in Section 6(d)), as determined by the Committee and evidenced by the related Award agreements, and shall be subject to such other terms and conditions not inconsistent therewith. In addition to the foregoing, except as otherwise determined by the Committee and evidenced by the related Award agreements, the Options shall also be subject to the following terms and conditions:

(a) Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted (other than in the case of Options granted in substitution of previously granted awards, as described in Section 4(b)).

(b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted; provided, however, in the event that any portion of an exercisable Option is scheduled to expire on such tenth anniversary date or otherwise scheduled to expire pursuant to the applicable Award agreement and both (x) the date on which such portion of the Option is scheduled to expire falls during a Company blackout trading period applicable to the Participant (whether such period is imposed at the election of the Company or is required by applicable law to be imposed) and (y) the exercise price per Share of such portion of the Option is less than the Fair Market Value, then on the date that such portion of the Option is scheduled to expire, such portion of the Option (to the extent not previously exercised by the Participant) shall be automatically exercised on behalf of the Participant through a net settlement of both the exercise price and the minimum withholding taxes due (if any) upon such automatic exercise (as described in Section 6(c)(v), below), and the net number of Shares resulting from such automatic exercise shall be delivered to the Participant as soon as practicable thereafter.

(c) Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii), (iv) or (v) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant: (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, provided, that such Shares have been held by the Participant for such period of time as the Company’s accountants may require to avoid adverse accounting treatment, (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares, (iv) if there should be a public market for the Shares at such time, to the extent permitted by, and subject to such rules as may be established by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased, or (v) to the extent permitted by the Committee, through a “net settlement” feature (i.e., having Shares with a Fair Market Value equal to the aggregate Option Price withheld by the Company from any Shares that would have otherwise been received by the Participant upon exercise of the Option). No Participant shall have any rights to dividends or other rights of a shareowner with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d) ISOs. The Committee may grant Options under the Plan that are intended to be “incentive stock options” (within the meaning of Section 422 of the Code) (“ISOs”). Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (x) within two years after the date of grant of such ISO or (y) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be non-qualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such non-qualification, such Option (or portion thereof) shall be regarded as a non-qualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to non-qualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e) Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the Option Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

(f) Repricing of Options. Notwithstanding any provision herein to the contrary, the repricing of an Option, once granted hereunder, is prohibited without prior approval of the Company’s shareowners. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option to lower the Option Price, (ii) any other action that is treated as a “repricing” under generally accepted accounting principles, and (iii) repurchasing for cash or canceling an Option in exchange for another Award at a time when the Option Price is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 10(a) below. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

7. Terms and Conditions of Stock Appreciation Rights

(a) Grants. The Committee may also grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b) Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than 100% of the Fair Market Value of a Share on the date the Stock Appreciation Right is granted (other than in the case of Stock Appreciation Rights granted in substitution of previously granted awards, as described in Section 4(b)); provided, however, that in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option; and provided, further, that the exercise price of a Stock Appreciation Right that is granted in exchange for an Option may be less than the Fair Market Value on the grant date if such exercise price is equal to the Option Price of the exchanged Option. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefore an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment to the Participant shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c) Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit, but in no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted.

(d) Repricing of Stock Appreciation Rights. Notwithstanding any provision herein to the contrary, the repricing of a Stock Appreciation Right, once granted hereunder, is prohibited without prior approval of the Company’s shareowners. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a Stock Appreciation Right to lower its exercise price, (ii) any other action that is treated as a “repricing” under generally accepted accounting principles, and (iii) repurchasing for cash or canceling a Stock Appreciation Right in exchange for another Award at a time when its exercise price is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 10(a) below. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

8. Other Stock-Based Awards

(a) The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares, Awards of restricted stock units, Awards of dividend equivalent units and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of Shares (such Awards, “Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

9. Performance-Based Awards.

(a) The Committee, in its sole discretion, may grant Awards which are denominated in Shares or cash (such Awards, “Performance-Based Awards”), which Awards may, but for the avoidance of doubt are not required to, be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto). Such Performance-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares or the cash value of the Award upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Performance-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Performance-Based Awards will be made, the number of Shares or aggregate amount of cash to be awarded under (or otherwise related to) such Performance-Based Awards, whether such Performance-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued, to the extent applicable, shall be fully paid and non-assessable).

(b) A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee. Such determination shall be made (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (1) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (2) net income, (3) operating income, (4) earnings per share, (5) book value per share, (6) return on shareowners’ equity, (7) expense management, (8) return on investment before or after the cost of capital, (9) improvements in capital structure, (10) profitability of an identifiable business unit or product, (11) maintenance or improvement of profit margins, (12) stock price, (13) market share, (14) revenues or sales, (15) costs, (16) cash flow (or free cash flow), (17) working capital, (18) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital), (19) return on assets, (20) credit rating, (21) improvement in workforce diversity, (22) employee retention, (23) closing of corporate transactions, (24) strategic plan development and implementation, (25) independent industry ratings or assessments and (26) total shareowners’ return. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of a Performance-Based Award granted in respect of any given performance period that may be earned with respect to each fiscal year of the Company covered by the performance period by any Participant shall be: (x) with respect to Performance-Based Awards that are denominated in Shares, [                        ] Shares and (y) with respect to Performance-Based Awards that are denominated in cash, [$                        ]. For the avoidance of doubt, to the extent that a Performance-Based Award may be earned over a period that is longer than one fiscal year of the Company, the foregoing limitations shall apply to each full or partial fiscal year during or in which such Award may be earned.

(c) The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, and such Performance-Based Award is intended to be deductible by the Company under Section 162(m) of the Code, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification, to the extent applicable, is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Sections 162(m) and 409A of the Code, to the extent applicable, elect to defer payment of a Performance-Based Award.

10.	Adjustments upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a) Generally. In the event of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Shares or other corporate exchange, any equity restructuring (as defined under Financial Accounting Standards Board (FASB) Accounting Standards Codification 718), or any distribution to shareowners other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any Person shall make such substitution or adjustment as it deems reasonably necessary to address, on an equitable basis, the effect of such event (subject to Section 19), as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Options or Stock Appreciation Rights may be granted during a fiscal year to any Participant, (iii) the maximum amount of a Performance Based Award that may be granted during a fiscal year to any Participant, (iv) the Option Price or exercise price of any Award and/or (v) any other affected terms of such Awards.

(b) Change in Control. In the event of a Change in Control after the Effective Date, the Committee may (subject to Section 19), but shall not be obligated to: (A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award, (B) cancel such Awards for cash payment of fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights (and otherwise, the Committee may cancel Awards for no consideration if the aggregate Fair Market Value of the shares subject to such Awards is less than or equal to the aggregate Option Price of such Options or exercise price of such Stock Appreciation Rights), (C) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (D) provide that for a period of at least 30 days prior to the Change in Control, such Options or Stock Appreciation Rights shall be exercisable as to all shares subject thereto and that upon the occurrence of the Change in Control, such Options or Stock Appreciation Rights shall terminate and be of no further force and effect.

11. Forfeiture/Clawback

The Committee may, in its sole discretion, specify in an Award or a policy that will be incorporated into an Award agreement by reference, that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Employment for cause, termination of the Participant’s provision of services to the Company or any of its Subsidiaries, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or restatement of the Company’s financial statements to reflect adverse results from those previously released financial statements, as a consequence of errors, omissions, fraud, or misconduct.

12. No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

13. Securities Laws

The Board may refuse to instruct the Company to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with the applicable requirements of applicable securities laws.

14. Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

15. Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. In no event shall an Award be transferable by a Participant to a Person other than such Participant’s immediate family (or a trust or estate planning vehicle for the benefit of the Participant’s immediate family) for value or consideration. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

16. Amendments or Termination

Subject to the limitations imposed under Sections 6(f) and 7(d) of this Plan, the Board may amend, alter or discontinue the Plan or any outstanding Award, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the shareowners of the Company (i) to increase the number of Shares reserved under the Plan, (ii) to modify the requirements for participation in the Plan or (iii) to the extent such shareowner approval is required by or desirable to satisfy the requirements of, in each case, any applicable law, regulation or other rule, including, the listing standards of the securities exchange, which is, at the applicable time, the principal market for the Shares, or (b) without the consent of a Participant, if such action would materially and adversely affect any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax or accounting consequences to the Company or to Participants).

Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code.

17. Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

18. Effectiveness of the Plan

The Plan shall be effective as of the Effective Date, subject to the approval of the shareowners of the Company.

19. Section 409A of the Code

Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. References under the Plan or an Award to the Participant’s termination of Employment shall be deemed to refer to the date upon which the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments. Notwithstanding anything herein to the contrary, (a) if at the time of the Participant’s separation from service with any Service Recipient the Participant is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such separation from service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) to the minimum extent necessary to satisfy Section 409A of the Code until the date that is six months and one day following the Participant’s separation from service with all Service Recipients (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a termination of Employment and (b) if any other payments of money or other benefits due to the Participant hereunder would cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred, if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the minimum extent necessary, in a manner, reasonably determined by the Board, that does not cause such an accelerated or additional tax or result in an additional cost to the Company (without any reduction in such payments or benefits ultimately paid or provided to the Participant).

The Company shall use commercially reasonable efforts to implement the provisions of this Section 19 in good faith; provided that neither the Company, the Board, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 19.

20.	Awards Subject to the Plan

In the event of a conflict between any term or provision contained in the Plan and a term contained in any Award agreement, the applicable terms and provisions of the Plan will govern and prevail.

21.	Fractional Shares

Notwithstanding other provisions of the Plan or any Award agreements thereunder, the Company shall not be obligated to issue or deliver fractional Shares pursuant to the Plan or any Award and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated with, or without, consideration.

22.	Severability

If any provision of the Plan or any Award is, or becomes or is deemed to be invalid, illegal, unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.